UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 17, 2012

Date of Report (Date of earliest event reported)

CNB CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	033-00737	38-2662386
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

303 North Main Street, Cheboygan MI 49721

(Address of principal executive offices, including Zip Code)

(231) 627-7111

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders for the registrant was held on May 15, 2012.

The shareholders elected as Directors for one year term (expiring in 2013): Steven J. Baker; James C. Conboy, Jr.; Kathleen M. Darrow; Thomas J. Ellenberger; Susan A. Eno; Vincent J. Hillesheim; Kathleen A. Lieder; ; R. Jeffery Swadling; and Francis J. VanAntwerp Jr.

There were 1,212,098 issued and outstanding shares of common stock of which 705,322 shares were present in person or by proxy at the annual meeting.

The voting results of the election of directors were as follows:

Name	Vote For	Votes Against	Votes Withheld
Steven J. Baker	655,256	-0-	50,066
James C. Conboy, Jr.	653,595	-0-	51,727
Kathleen M. Darrow	662,489	-0-	42,833
Thomas J. Ellenberger	660,719	-0-	44,603
Susan A. Eno	663,057	-0-	42,265
Vincent J. Hillesheim	662,819	-0-	42,503
Kathleen A. Lieder	662,819	-0-	42,503
R. Jeffrey Swadling	661,692	-0-	43,630
Francis J. VanAntwerp, Jr.	661,094	-0-	44,228

ITEM 8.01.	OTHER EVENTS

At the Annual Meeting of Shareholders held May 15, 2012 Ms. Eno, CNB Corporation (the “Company”) President & CEO communicated to shareholders the potential for the Company to deregister its common stock with the Securities and Exchange Commission under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended by the Jumpstart Our Business Startups Act (as amended, the “Exchange Act”), with the Securities and Exchange Commission. The Company expects the deregistration to provide substantial cost savings in the form of reduced audit, legal and filing expense and other costs related to complying with the Exchange Act. The Company does not have an expected deregistration date at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation
(Registrant)

/s/ Susan A. Eno
Susan A. Eno
President and Chief Executive Officer

Dated: May 17, 2012